Second Quarter 2016 Earnings Call July 29, 2016 SUPPLEMENTAL INFORMATION

2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect HealthSouth’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2015, the form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, when filed, and in other documents HealthSouth previously filed with the SEC, many of which are beyond its control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. HealthSouth’s Form 8-K, dated July 28, 2016, to which the following supplemental information is attached as Exhibit 99.2, provides further explanation and disclosure regarding HealthSouth’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-Looking Statements

3 Table of Contents Q2 2016 Summary................................................................................................................................................. 4-5 Inpatient Rehabilitation Segment ........................................................................................................................... 6-7 Home Health & Hospice Segment ......................................................................................................................... 8-9 Earnings per Share ................................................................................................................................................ 10-11 Adjusted Free Cash Flow....................................................................................................................................... 12 Guidance................................................................................................................................................................ 13-14 Appendix Map of Locations.................................................................................................................................................... 16 Clinical Collaboration ............................................................................................................................................. 17 Pre-Payment Claims Denials - Inpatient Rehabilitation Segment.......................................................................... 18 Expansion Activity .................................................................................................................................................. 19 Business Outlook: Revenue Assumptions ............................................................................................................ 20 Adjusted Free Cash Flow and Tax Assumptions.................................................................................................... 21 Free Cash Flow Priorities....................................................................................................................................... 22 Debt Schedule and Maturity Profile ....................................................................................................................... 23-24 New-Store/Same-Store IRF Growth ...................................................................................................................... 25 Payment Sources (Percent of Revenues).............................................................................................................. 26 Stroke Guidelines Released by AHA/ASA ............................................................................................................. 27 Inpatient Rehabilitation Operational and Labor Metrics ......................................................................................... 28 Home Health & Hospice Operational Metrics ........................................................................................................ 29 Share Information .................................................................................................................................................. 30 Segment Operating Results................................................................................................................................... 31-33 Reconciliations to GAAP........................................................................................................................................ 34-42 End Notes .............................................................................................................................................................. 43-45

4 Q2 2016 Summary (Q2 2016 vs. Q2 2015) Growth (In Millions) Q2 2016 Q2 2015 Dollars Percent HealthSouth Consolidated Net operating revenues $ 920.7 $ 764.4 $ 156.3 20.4% Adjusted EBITDA $ 204.3 $ 169.5 $ 34.8 20.5% Inpatient Rehabilitation Segment Net operating revenues $ 752.6 $ 645.3 $ 107.3 16.6% Adjusted EBITDA $ 204.1 $ 170.5 $ 33.6 19.7% Home Health and Hospice Segment Net operating revenues $ 168.1 $ 119.1 $ 49.0 41.1% Adjusted EBITDA $ 26.0 $ 19.0 $ 7.0 36.8% Major takeaways: u Strong revenue, volume, and Adjusted EBITDA growth in both segments Ÿ 13.6% discharge growth for IRFs (same-store = 1.9%) Ÿ 52.7% admissions growth for home health (same-store = 11.1%) u Adjusted EPS grew 16.9% to $0.69 per diluted share ($0.59 per diluted share in Q2 2015) - see page 11. u Adjusted free cash flow grew 22.0% to $115.3 million ($94.5 million in Q2 2015). Ÿ Adjusted free cash flow for the first six months of 2016 grew 40.8% to $244.8 million ($173.9 million in YTD 2015). Reconciliations to GAAP provided on pages 34-42

Q2 2016 Summary (cont.)

- **Balance sheet**
  - Reduced debt by ~$30 million (~$85 million year to date)
    - ✓ Reduced leverage ratio by 0.2x to 4.1x - See page 23.
  - Redeemed $50 million of 7.75% Senior Notes due 2022 in May 2016
  - Moody's revised its rating outlook on the Company from negative to stable.
  - Issued notice for redemption of remaining outstanding principal balance of $76 million of the 2022 Notes to be completed in September 2016
    - ✓ Redemption price decreases from 103.875% to 102.583% on September 15, 2016
    - ✓ Expect to record ~$3 million loss on early extinguishment of debt in Q3 2016
    - ✓ Estimated cash interest savings of ~$1 million in 2016
- **Expansion Activity (see page 19)**
  - 11 IRF development projects underway
    - ✓ Two new states - Oklahoma and North Carolina
  - Expanded existing hospitals by 10 beds
  - Acquired Camellia Home Health and Hospice (2 home health and 2 hospice locations in Marietta and Lawrenceville, GA)
  - Opened new home health location in New Port Richey, FL
- **Shareholder distributions**
  - Paid quarterly cash dividend of $0.23 per share on April 15, 2016
  - Declared a $0.23 per share quarterly cash dividend paid on July 15, 2016
  - Declared a $0.24 per share quarterly cash dividend on July 21, 2016 (to be paid on October 17, 2016)
  - Repurchased 287,672 shares of common stock for ~$11 million in open market transactions

5

HEALTHSOUTH

6 Inpatient Rehabilitation Segment - Revenue Q2 Q2 Favorable/ ($millions) 2016 2015 (Unfavorable) Net operating revenues: Inpatient $ 721.2 $ 618.7 16.6% Outpatient and other 31.4 26.6 18.0% Total segment revenue $ 752.6 $ 645.3 16.6% (Actual Amounts) Discharges 41,365 36,408 13.6% Same-store discharge growth 1.9% Net patient revenue / discharge $ 17,435 $ 16,994 2.6% u Revenue growth was driven by same-store and new-store volume growth. u New-store discharge growth resulted from the acquisitions of Reliant (October 2015) and Cardinal Hill (May 2015), a joint venture in Hot Springs, AR (February 2016), and the opening of Franklin, TN (December 2015). u Revenue per discharge for Q2 2015 included the effect of a negative retroactive SSI(1) adjustment of ~ $5 million. u Outpatient and other revenue increase was due primarily to the acquisition of Reliant. Refer to pages 43-45 for end notes.

Inpatient Rehabilitation Segment - Adjusted EBITDA

($millions)	Q2 2016	% of Revenue	Q2 2015	% of Revenue
Net operating revenues	$ 752.6		$ 645.3	
Less: Provision for doubtful accounts	(14.5)	1.9%	(10.2)	1.6%
Net operating revenues less provision for doubtful accounts	738.1		635.1	
Operating expenses:				
Salaries and benefits	(366.1)	48.6%	(317.6)	49.2%
Other operating expenses[a]	(106.8)	14.2%	(93.5)	14.5%
Supplies	(31.8)	4.2%	(29.9)	4.6%
Occupancy costs	(15.4)	2.0%	(10.7)	1.7%
	(154.0)	20.5%	(134.1)	20.8%
Other income	0.7		0.4	
Equity in nonconsolidated affiliates	2.2		2.3	
Noncontrolling interests	(16.8)		(15.6)	
Segment Adjusted EBITDA	**$ 204.1**		**$ 170.5**	
Percent change	19.7%			

In arriving at Adjusted EBITDA, the following were excluded:

	Q2 2016	Q2 2015
(a) Loss on disposal or impairment of assets	$ 0.2	$ 0.9

Segment Adjusted EBITDA for the quarter of $204.1 million

- Q2 2015 expense ratios were negatively impacted by the $5 million SSI[1] adjustment in that quarter.

- Salaries and benefits in Q2 2016 included the positive impact of $2.4 million in rebates associated with a contractual periodic pharmacy benefit reconciliation for 2014 and 2015.

- Supplies expense as a percent of revenue decreased primarily due to continued supply chain initiatives.

- Occupancy costs as a percent of revenue increased due to the acquisition of Reliant.

- Bad debt expense as a percent of revenue increased due to administrative payment delays at the Company's largest Medicare Administrative Contractor.

7

Reconciliations to GAAP provided on pages 34-42
Refer to pages 43-45 for end notes.

HEALTHSOUTH.

8 Home Health and Hospice Segment - Revenue Q2 Q2 Favorable/ ($millions) 2016 2015 (Unfavorable) Net operating revenues: Home health revenue $ 157.1 $ 111.5 40.9 % Hospice revenue 11.0 7.6 44.7 % Total segment revenue $ 168.1 $ 119.1 41.1% (Actual Amounts) Admissions 25,753 16,862 52.7 % Same-store admissions growth 11.1 % Episodes 45,774 31,817 43.9 % Same-store episode growth 12.4 % Revenue per episode $ 3,033 $ 3,082 (1.6)% u Revenue growth was driven by strong same-store and new-store volume growth. u New-store admission and episode growth resulted from the acquisition of CareSouth and Encompass’ other acquisitions throughout 2015. u Revenue per episode was impacted by: Ÿ Medicare reimbursement rate cuts that became effective January 1, 2016 Ÿ Higher percentage of patients requiring therapy visits Ÿ Lower revenue per episode at CareSouth due to patient mix

9 Q2 % of Revenue Q2 % of Revenue($millions) 2016 2015 Net operating revenues $ 168.1 $ 119.1 Less: Provision for doubtful accounts (0.9) 0.5% (0.7) 0.6% Net operating revenues less provision for doubtful accounts 167.2 118.4 Operating expenses: Cost of services (81.6) 48.5% (56.7) 47.6% Support and overhead costs(a) (58.0) 34.5% (41.0) 34.4% (139.6) 83.0% (97.7) 82.0% Equity in net income of nonconsolidated affiliates 0.2 — Noncontrolling interests (1.8) (1.7) Segment Adjusted EBITDA $ 26.0 $ 19.0 Percent change 36.8% In arriving at Adjusted EBITDA, the following was excluded: (a) Gain on disposal or impairment of assets — (0.1) Home Health and Hospice Segment - Adjusted EBITDA Segment Adjusted EBITDA for the quarter of $26.0 million. - Operating expenses as a percent of net operating revenues increased primarily due to lower average revenue per episode, higher cost per visit driven by an increased percentage of therapy patients, merit and benefit cost increases, and expenses related to the integration of CareSouth. * Reconciliation to GAAP provided on pages 29-31 Reconciliations to GAAP provided on pages 34-42

Earnings per Share - As Reported

(In Millions, Except Per Share Data)	Q2 2016	Q2 2015	6 Months 2016	6 Months 2015
Inpatient rehabilitation segment Adjusted EBITDA	$ 204.1	$ 170.5	$ 401.0	$ 334.9
Home health and hospice segment Adjusted EBITDA	26.0	19.0	48.6	35.9
General and administrative expenses	(25.8)	(22.6)	(53.2)	(47.8)
Gain related to SCA equity interest	—	2.6	—	2.6
Consolidated Adjusted EBITDA	204.3	169.5	396.4	325.6
Interest expense and amortization of debt discounts and fees	(43.4)	(30.9)	(88.0)	(62.7)
Depreciation and amortization	(42.9)	(32.7)	(85.3)	(64.6)
Stock-based compensation expense	(8.6)	(6.2)	(13.1)	(15.6)
Other, including noncash (loss) gain on disposal or impairment of assets	(0.2)	(0.8)	(0.4)	0.7
	109.2	98.9	209.6	183.4
Certain items non-indicative of ongoing operations:				
Government, class action, and related settlements	—	—	—	(8.0)
Loss on early extinguishment of debt	(2.4)	(18.8)	(4.8)	(20.0)
Professional fees - accounting, tax, and legal	(1.7)	(0.1)	(1.9)	(2.3)
Transaction costs	—	(3.3)	—	(3.3)
Pre-tax income	105.1	76.7	202.9	149.8
Income tax expense[(2)]	(42.4)	(32.2)	(82.1)	(62.5)
Income from continuing operations*	$ 62.7	$ 44.5	$ 120.8	$ 87.3
Interest and amortization on 2.0% Convertible Senior Subordinated Notes (net of tax)[(3)]	2.4	2.3	4.8	4.6
Diluted shares (see page 30)	99.4	101.5	99.4	101.3
Diluted earnings per share*[(3)]	**$ 0.65**	**$ 0.47**	**$ 1.26**	**$ 0.91**

- **Earnings per share for the second quarter and first half of 2016 were impacted by:**
  - Higher interest expense related to the financing of the Reliant and CareSouth acquisitions
  - Higher depreciation and amortization resulting from acquisitions and capital investments
  - Loss on early extinguishment of debt associated with the redemptions of the 7.75% Senior Notes due 2022
  - Lower share count resulting from stock repurchases in Q4 2015 and the first half of 2016
- **Earnings per share for the second quarter and first half of 2015 were impacted by:**
  - Loss on early extinguishment of debt associated with the redemption of the 8.125% Senior Notes due 2020
  - General Medicine settlement
  - Reliant transaction costs

* Earnings per share are determined using income from continuing operations attributable to HealthSouth.
Refer to pages 43-45 for end notes.

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HEALTHSOUTH

11 Q2 6 Months 2016 2015 2016 2015 Earnings per share, as reported $ 0.65 $ 0.47 $ 1.26 $ 0.91 Adjustments, net of tax: Government, class action, and related settlements — — — 0.05 Professional fees — accounting, tax, and legal 0.01 — 0.01 0.01 Mark-to-market adjustment for stock appreciation rights(5) 0.02 — — — Transaction costs — 0.02 — 0.02 Loss on early extinguishment of debt 0.01 0.11 0.03 0.12 Sale of hospital (0.01) — (0.01) — Adjusted earnings per share* $ 0.69 $ 0.59 $ 1.30 $ 1.11 Adjusted Earnings per Share(4) * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 39-42. Refer to pages 43-45 for end notes. Adjusted earnings per share removes the impact of items that are deemed to be non- indicative of the Company’s ongoing operations from the earnings per share calculation.

Adjusted Free Cash Flow[6] - Year to Date



$173.9
$70.8
($24.8)
($2.7)
$28.6
($4.1)
$3.1
$244.8
Adjusted Free Cash Flow 6 Mos. 2015
Adjusted EBITDA
Cash Interest Expense
Cash Tax Payments, Net of Refunds
Working Capital and Other
Maintenance Capital Expenditures
Preferred Dividends
Adjusted Free Cash Flow 6 Mos. 2016

- Adjusted free cash flow for the first six months of 2016 grew 40.8% primarily as a result of increased Adjusted EBITDA.
  - ✓ Cash interest expense increased due to the financing of the Reliant and CareSouth acquisitions.
  - ✓ Working capital changes were mainly attributable to the timing of payroll-related liabilities[7].
- Quarterly free cash flow for the remainder of 2016 will be impacted by the timing of income tax payments and maintenance capital expenditures, as well as working capital changes. See page 21.

12

Reconciliations to GAAP provided on pages 34-42
Refer to pages 43-45 for end notes.

HEALTHSOUTH

13 Adjusted EBITDA Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth Revised Guidance Net Operating Revenues Previous Full-Year Guidance (Provided on April 26, 2016) Revised 2016 Full-Year Guidance Net Operating Revenues $3,600 million to $3,700 million Adjusted EBITDA $775 million to $795 million Adjusted Earnings per Share from Continuing Operations Attributable to HealthSouth $2.44 to $2.56 Projected Growth Over 2015 $3,580 million to $3,680 million $770 million to $790 million $2.37 to $2.49 13% to 17% 13% to 17% 8% to 14% +$20 million +$5 million +$0.07 per share

Guidance Considerations

Inpatient Rehabilitation

- **Full-year contribution from Reliant and other 2015 acquisitions and openings**
  - Transitioning to HLS business model
- **Continued evolution of payor mix**
  - Managed care and Medicaid increases expected to moderate in 2016 as compared to 2015
- **Estimated 1.6% increase in Medicare pricing for Q1 through Q3; 1.7% for Q4**
- **Merit increase of 2.5% to 3.0% effective October 1, 2016**
- **Moderating increase in group medical expense compared to increase experienced in 2015**
- **Bad debt expense of 1.8% to 2.0% of net operating revenues in 2016**

Home Health and Hospice

- **Full-year contribution from CareSouth and other 2015 acquisitions and openings**
  - Transitioning to Encompass business model
- **Estimated 1.7% decrease in Medicare pricing (effective January 1, 2016)**
- **Estimated $1.5 million negative impact in Q4 2016 based on 2017 proposed rule (applicable to all episodes that end after December 31st) - See page 20.**
- **Increase in administrative costs related to pre-claim review demonstration**
- **Clinical collaboration with HealthSouth IRFs**

Consolidated

- **Redemption of 2022 Notes**
  - Redemption of remaining outstanding principal balance of $76 million in September 2016
- **Diluted share count of 100.0 million shares**
- **Tax rate of approximately 41%**

14

HEALTHSOUTH

Appendix

16 HealthSouth: A Leading Provider of Post-Acute Care 58% of HealthSouth's IRFs are located within a 30-mile radius of an Encompass location. Inpatient Rehabilitation Portfolio - As of June 30, 2016 121* Inpatient Rehabilitation Hospitals • 34 operate as joint ventures with acute care hospitals 29 Number of States (plus Puerto Rico) ~ 27,900 Employees Key Statistics - Trailing 4 Quarters ~ $2.9 Billion Revenue 160,100 Inpatient Discharges 628,650 Outpatient Visits Encompass Home Health and Hospice Portfolio – As of June 30, 2016 182 Home Health Locations 7 Pediatric Home Health Locations 29 Hospice Locations 24 Number of States ~ 7,600 Employees Key Statistics - Trailing 4 Quarters ~ $609 million Revenue 165,857 Home Health Episodes 2,743 Hospice Admissions IRF Marketshare 11% of IRFs 21% of Licensed Beds 28% of Patients Served Home Health and Hospice Marketshare 4th largest provider of Medicare-certified skilled home health services * The decrease in the number of inpatient rehabilitation hospitals from March 31, 2016 to June 30, 2016 is related to the sale of the hospital in Beaumont, Texas on June 1, 2016.

17 Clinical Collaboration All Markets Q2 2015 Q2 2016 17,907 19,977 2,116 3,23810.6%Collaboration Rate 13.9% Collaboration Rate Overlap Markets* Q2 2015 Q2 2016 9,041 10,307 2,037 3,19118.4%Collaboration Rate 23.6% Collaboration Rate HealthSouth IRF Discharges to non-Encompass Home Health HealthSouth IRF Discharges to Encompass Home Health * Generally defined as a HealthSouth IRF located within a 30-mile radius of an Encompass location. - Represents discharges from all payors -

Pre-Payment Claims Denials - Inpatient Rehabilitation Segment

Background

- For several years, under programs designated as “widespread probes,” certain Medicare Administrative Contractors (“MACs”) have conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
  - Pre-payment claim denials increased during 2014 and 2015 due to an announced widespread review of IRF neurological billing codes and expansion of the ongoing lower extremity code denials.
- HealthSouth appeals most of these denials. On claims it takes to an administrative law judge (“ALJ”), the highest level of appeal, HealthSouth historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - HealthSouth's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. A federal court is considering remedies to address the backlog.
- All providers continue to experience delays in the adjudication process.
  - For YTD June 2016, 91 of HealthSouth's appeals were heard at the ALJ level. Most of the appeals are of claims denied in 2011 and 2012.
  - During the same period, HealthSouth had 2,311 new claim denials. At current rates, appeals from these denials may not be heard for four years or more.
- Reserves for pre-payment claim denials are recorded via the provision for doubtful accounts when HealthSouth receives the request for additional documents for review from the MAC.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Bad Debt Expense for New Denials	Update of Success Rate
	(In Millions)			
Q2 2016	$18.7	$(4.9)	$4.6	$—
Q1 2016	22.7	(8.4)	6.0	—
Q4 2015	22.5	(4.1)	5.6	(1.3)
Q3 2015	22.0	(4.1)	5.9	(1.1)
Q2 2015	18.2	(3.8)	4.9	—
Q1 2015	16.3	(3.0)	4.2	—
Q4 2014	22.0	(6.6)	6.2	(3.2)
Q3 2014	15.8	(0.5)	1.7	—
Q2 2014	7.1	(1.7)	3.0	—

Impact to Balance Sheet

	June 30, 2016	Dec. 31, 2015	June 30, 2015	Dec. 31, 2014
	(In Millions)			
Pre-payment claims denials	$ 140.9	$ 114.8	$ 86.6	$ 59.3
Recorded reserves	(40.1)	(31.2)	(32.2)	(22.8)
Net accounts receivable from pre-payment claims denials	**$ 100.8**	**$ 83.6**	**$ 54.4**	**$ 36.5**

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HEALTHSOUTH

Expansion Activity

11 IRF Development Projects

2 New States

Inpatient Rehabilitation Facilities			
	# of New Beds		
	2016	2017	2018
De Novo:			
1 Modesto, CA	50	—	—
2 Pearland, TX	—	40	—
3 Murrieta, CA	—	—	50
4 Shelby County, AL	—	—	34
Joint Ventures:			
5 Hot Springs, AR	40	—	—
6 Broken Arrow, OK	22	18	—
7 Bryan, TX	49	—	—
8 Westerville, OH	—	60	—
9 Jackson, TN	—	48	—
Bed Expansions, net*	110	100	100
	271	266	184

Q2 2016 expansion activity highlights:

- Received CON to build a 34-bed hospital in Shelby County, AL
- Expect to begin operating a 22-bed unit in Broken Arrow, OK in place in Q3 2016 while free-standing hospital is constructed
- Formed joint venture with Midland Health to own and operate HealthSouth's existing IRF in Midland/Odessa, TX effective July 1st.
- Expanded existing hospitals by 10 beds
  - 5 beds in Salisbury, MD
  - 5 beds in Aldie, VA
- Table excludes:
  - 10 a pending CON application with BJC Healthcare to build a 35-bed satellite hospital in St. Peters, MO
  - 11 a pending CON application with Novant Health to build a 68-bed hospital in Winston-Salem, NC

Home Health and Hospice	# of locations
December 31, 2015	213
Acquisitions	4
De Novo	2
Merged / Closed Locations	(1)
June 30, 2016	218

- Acquired Camellia Home Health and Hospice (2 home health and 2 hospice locations in Marietta and Lawrenceville, GA)
- Opened one home health location in New Port Richey, FL

* Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays.

19

HEALTHSOUTH

20 • 10% to15% annual episode growth • Includes $35-$40 million per annum in agency acquisitions Volume Inpatient Rehabilitation* Home Health & Hospice* Medicare Pricing Approx. 73% of Revenue Approx. 83% of Revenue FY 2016 Q415-Q316 FY 2017 Q416-Q317 Proposed Rule FY 2018 Q417-Q318(8) CY 2016 Q116-Q416 CY 2017 Q117-Q417 Proposed Rule CY 2018 Q118-Q418(8) Market basket update 2.4% 2.7% 1.0% 2.3% 2.8% 1.0% Healthcare reform reduction (20) bps (75) bps - - - - Healthcare reform rebasing adjustment - - - (2.4%) (2.3%) - Healthcare reform coding intensity reduction - - - (0.9%) (0.9%) (0.9%) Outlier fixed dollar loss adjustment - - - - (0.1%) - Expiration of rural add-on - - - - - Approx. (0.7%) Healthcare reform productivity adjustment (50) bps (50) bps - (40) bps (50) bps - Net impact - all providers 1.7% 1.45% 1.0% (1.4%) (1.0%) (0.6%) Impact from case mix re-weighting - - - - (1.0%) - Impact from change in outlier calculation - - - - (1.0% to 2.0%) - Estimated impact to HealthSouth(9) 1.6% 1.7% (1.7%) (3.0% to 4.0%) Business Outlook: Revenue Assumptions 2% Sequestration(10) • 3+% annual discharge growth • 10+% annual episode growth • Includes $30-$40 million per annum in agency acquisitions * Outpatient and hospice, which services accounted for 4.4% of total operating revenues as of December 31, 2015, are not included in the pricing assumptions. Refer to pages 43-45 for end notes.

21 Adjusted Free Cash Flow(6) and Tax Assumptions Certain Cash Flow Items (millions) 6 Months 2016 Actual 2016 Assumptions 2015 Actual • Cash interest expense (net of amortization of debt discounts and fees) $81.2 $160 to $165 $128.6 • Cash payments for taxes, net of refunds $7.7 $15 to $30 $9.4 • Working Capital and Other $22.1 $60 to $80 $69.2 • Maintenance CAPEX $40.6 $95 to $105 $83.1 • Dividends paid on preferred stock(11) $— $— $3.1 • Adjusted Free Cash Flow $244.8 $395 to $465 $389.0 Reconciliations to GAAP provided on pages 34-42 Refer to pages 43-45 for end notes. Quarterly free cash flow for the remainder of 2016 will be impacted by the timing of income tax payments and maintenance capital expenditures, as well as changes in working capital. u Revised cash interest expense assumptions due to the redemptions of the 2022 Notes u Decreased estimated cash payments for federal taxes based on current tax planning opportunities u Lowered upper end of range for maintenance capital expenditures due to revised expectations around timing of projects u GAAP Tax Considerations: Ÿ Gross federal NOL of ~ $72 million as of June 30, 2016 Ÿ Remaining valuation allowance of ~$28 million related to state NOLs

22 Free Cash Flow Priorities (In Millions) 6 Months 2016 2016 2015 Actuals Assumptions Actuals IRF bed expansions $10.5 $20 to $30 $20.8 New IRF’s - De novos 37.5 70 to 90 47.8 - Acquisitions — 0 to 20 786.2 New home health and hospice acquisitions 9.4 30 to 40 200.2 $57.4 $120 to $180 $1,055.0 6 Months 2016 2016 2015 Actuals Assumptions Actuals Debt redemptions (borrowings), net $85.0 $TBD $(1,060.3) Leased property purchases — TBD — Cash dividends on common stock(12) 41.9 84 77.2 Common stock repurchases 24.1 TBD 45.3 $151.0 $TBD $(937.8) Shareholder Distributions Growth in Core Business Debt Reduction Highest Priorit y • Redeemed $100 million of 2022 Notes in first half of 2016 • Issued notice for redemption of remaining outstanding principal balance of $76 million of 2022 Notes to be completed in September 2016 Increased quarterly cash dividend to $0.24 per common share ~$137 million authorization remaining as of June 30, 2016 Note: 2015 amount for debt borrowings included ~$208 million related to the Reliant hospitals' capital lease obligations. See the debt schedule on page 23. Refer to pages 43-45 for end notes.

23 Debt Schedule Change in June 30, Dec. 31, Debt vs. ($millions) 2016 2015 YE 2015 Advances under $600 million revolving credit facility, July 2020 - LIBOR +200bps $ 150.0 $ 130.0 $ 20.0 Term loan facility, July 2020 - LIBOR +200bps 432.3 443.3 (11.0) Bonds Payable: 7.75% Senior Notes due 2022 75.3 174.3 (99.0) 5.125% Senior Notes due 2023 294.9 294.6 0.3 5.75% Senior Notes due 2024 1,192.9 1,192.6 0.3 5.75% Senior Notes due 2025 343.6 343.4 0.2 2.0% Convertible Senior Subordinated Notes due 2043 270.7 265.9 4.8 Other notes payable 43.3 39.2 4.1 Capital lease obligations 283.5 288.2 (4.7) Long-term debt $ 3,086.5 $ 3,171.5 $ (85.0) Debt to Adjusted EBITDA 4.1x 4.6x Reconciliations to GAAP provided on pages 34-42 Note: The Company redeemed $100 million of the 2022 Notes in the first half of 2016 and will complete the redemption of the remainder of these notes in September 2016.

24 2015 2019 2020 2020 2021 2022 2023 2024 2025 2043 $350 Senior Notes 5.75% $1,200 Senior Notes 5.75% $320 Conv. Sr. Sub. Notes 2.0% $300 Senior Notes 5.125% $150 Drawn + $35 reserved for LC’s Holders have a put option in 2020 As of June 30, 2016* Debt Maturity Profile - Face Value ($ in millions) $415 Available $76 Senior Notes 7.75% Callable beginning November 2017 HealthSouth is positioned with a cost-efficient, flexible capital structure. Callable beginning March 2018 Revolver Revolver Capacity $434 Term Loans Fully callable; redeemed $100 million in first half of 2016; redemption price decreases from 103.875% to 102.583% in September 2016 Callable beginning September 2020 * This chart does not include ~$284 million of capital lease obligations or ~$43 million of other notes payable. See the debt schedule on page 23. The Company will complete the redemption of its 7.75% Senior Notes due 2022 in September 2016. • Expect to fund using cash on hand and capacity under revolving credit facility • Q3 2016 loss on early extinguishment of debt of ~$3 million • Estimated cash interest savings of ~ $1 million in 2016

25 25.0 20.0 15.0 10.0 5.0 0.0 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 New-Store/Same-Store IRF Growth Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Fairlawn(13) 0.6% 1.9% 1.9% 2.0% 1.1% St. Vincent’s(14) 1.3% New Store 1.7% 2.5% 2.5% 2.0% 1.0% —% 0.6% 1.8% 4.4% 5.7% 15.6% 14.2% 11.7% Same Store* 3.3% 3.2% 1.3% 0.4% 1.4% 1.9% 2.2% 2.9% 2.8% 3.9% 3.0% 2.8% 1.9% Total by Qtr. 6.3% 5.7% 3.8% 2.4% 3.0% 3.8% 4.7% 6.7% 8.3% 9.6% 18.6% 17.0% 13.6% Total by Year 5.0% 3.5% 10.9% Same-Store Year* 2.5% 1.3% 3.2% Same-Store Year UDS(15) (0.7)% (0.2)% 1.3% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) Reliant (857 beds) Franklin, TN (40 beds) Lexington, KY (158 beds) Savannah, GA (50 beds) Hot Springs, AR (27 beds) * Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during each period Refer to pages 43-45 for end notes.

26 Payment Sources (Percent of Revenues) Inpatient Rehabilitation Segment Home Health and Hospice Segment Consolidated Q2 Q2 Q2 6 Months Full Year 2016 2015 2016 2015 2016 2015 2016 2015 2015 Medicare 73.1% 72.7% 82.3% 83.9% 74.7% 74.5% 75.1% 74.7% 74.9% Medicare Advantage 7.8% 7.8% 9.0% 7.2% 8.1% 7.7% 7.9% 8.0% 7.9% Managed care 11.5% 11.4% 3.7% 2.9% 10.0% 10.1% 9.8% 10.0% 9.8% Medicaid 2.9% 2.6% 4.8% 5.8% 3.2% 3.1% 3.3% 2.9% 3.0% Other third-party payors 1.7% 2.1% —% 0.1% 1.4% 1.8% 1.4% 1.6% 1.7% Workers’ compensation 0.8% 1.1% —% —% 0.7% 0.9% 0.8% 0.9% 0.9% Patients 0.6% 0.7% 0.1% 0.1% 0.5% 0.6% 0.5% 0.6% 0.6% Other income 1.6% 1.6% 0.1% —% 1.4% 1.3% 1.2% 1.3% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Independent Research Concludes IRFs are a Better Rehabilitation Option than SNFs

AHA/ASA Guideline

Guidelines for Adult Stroke Rehabilitation and Recovery

A Guideline for Healthcare Professionals From the American Heart Association / American Stroke Association

Purpose—The aim of this guideline is to provide a synopsis of best clinical practices in the rehabilitative care of adults recovering from stroke.

Methods—Writing group m … vious work in relevant topic areas and were a … Scientific Statement Oversight Committee an … vant articles on adults using computerized sear … ithin the context of the AHA framework and is … d supplementary AHA methods of classifying th … erwent extensive AHA internal ar … troke Council Leadership review, and Scientific Statements Oversight Committee review b … val by the AHA …

Results—St … sustained and … and his or he … other caregive … and occupati … ge pathologist … kers, and other … nation among t … ness and efficie … underlie this en … ated efforts to rehabilitate the stroke survivor are unlikely to …

"**Whenever possible, the American Stroke Association strongly recommends that stroke patients be treated at an inpatient rehabilitation facility rather than a skilled nursing facility.** While in an inpatient rehabilitation facility, a patient participates in at least three hours of rehabilitation a day from physical therapists, occupational therapists, and speech therapists. Nurses are continuously available and doctors typically visit daily."*

"If the hospital suggests sending your loved one to a skilled nursing facility after a stroke, **advocate for the patient to go to an inpatient rehabilitation facility instead**…"*

"The studies that have compared outcomes in hospitalized stroke patients first discharged to an IRF, a SNF, or a nursing home have generally shown that **IRF patients have higher rates of return to community living and greater functional recovery**, whereas patients discharged to a SNF or a nursing home have higher rehospitalization rates and substantially poorer survival."**

* AHA/ASA press release, "In-patient rehab recommended over nursing homes for stroke rehab," issued May 4, 2016 (newsroom.heart.org)

** "Guidelines for Adult Stroke Rehabilitation and Recovery," issued May 2016 (stroke.ahajournals.org)

27

HEALTHSOUTH.

28 Inpatient Rehabilitation Operational and Labor Metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2016 2016 2015 2015 2015 2015 2015 (In Millions) Net patient revenue-inpatient $ 721.2 $ 719.4 $ 696.8 $ 625.1 $ 618.7 $ 606.6 $ 2,547.2 Net patient revenue-outpatient and other revenues 31.4 29.8 29.1 26.5 26.6 23.7 105.9 Net operating revenues $ 752.6 $ 749.2 $ 725.9 $ 651.6 $ 645.3 $ 630.3 $ 2,653.1 (Actual Amounts) Discharges(16) 41,365 41,098 40,891 36,746 36,408 35,116 149,161 Net patient revenue per discharge $ 17,435 $ 17,505 $ 17,040 $ 17,011 $ 16,994 $ 17,274 $ 17,077 Outpatient visits 164,761 162,649 163,119 138,121 144,914 131,353 577,507 Average length of stay 12.6 12.9 12.6 12.9 13.0 13.3 12.9 Occupancy % 68.2% 68.9% 66.4% 69.6% 70.4% 72.8% 62.8% # of licensed beds* 8,430 8,481 8,404 7,422 7,374 7,100 8,404 Occupied beds 5,749 5,843 5,580 5,166 5,191 5,169 5,278 Full-time equivalents (FTEs)(17) 19,503 19,352 19,136 17,782 17,601 17,002 17,880 Contract labor 205 194 152 141 118 116 132 Total FTE and contract labor 19,708 19,546 19,288 17,923 17,719 17,118 18,012 EPOB(18) 3.43 3.35 3.46 3.47 3.41 3.31 3.41 * The decrease in licensed beds from Q1 2016 to Q2 2016 was due to the sale of the hospital in Beaumont, TX (61 beds). Refer to pages 43-45 for end notes.

29 Home Health and Hospice Operational Metrics Q2 Q1 Q4 Q3 Q2 Q1 Full Year 2016 2016 2015 2015 2015 2015 2015 (In Millions) Net home health revenue $ 157.1 $ 150.9 $ 144.4 $ 118.3 $ 111.5 $ 103.9 $ 478.1 Net hospice and other revenue 11.0 9.7 9.0 8.7 7.6 6.4 31.7 Net operating revenues $ 168.1 $ 160.6 $ 153.4 $ 127.0 $ 119.1 $ 110.3 $ 509.8 Home Health: (Actual Amounts) Admissions(19) 25,753 25,763 22,892 18,076 16,862 16,499 74,329 Recertifications 20,432 19,453 18,909 16,542 15,103 14,485 65,039 Episodes 45,774 43,844 42,697 33,542 31,817 29,512 137,568 Average revenue per episode $ 3,033 $ 3,035 $ 3,005 $ 3,123 $ 3,082 $ 3,102 $ 3,072 Episodic visits per episode 18.9 19.1 18.2 19.6 19.4 19.6 19.1 Total visits 967,968 937,804 862,224 721,055 675,095 630,999 2,889,373 Cost per visit $ 73 $ 73 $ 73 $ 72 $ 71 $ 71 $ 72 Hospice: Admissions(20) 785 724 614 620 594 624 2,452 Patient days 71,277 63,431 59,100 55,627 49,272 40,898 204,898 Revenue per day $ 154 $ 153 $ 155 $ 156 $ 154 $ 156 $ 155 Refer to pages 43-45 for end notes.

30 Share Information Weighted Average for the Period Q2 6 Months Full Year (Millions) 2016 2015 2016 2015 2015 2014 2013 Basic shares outstanding(11) 89.3 89.8 89.4 88.4 89.4 86.8 88.1 Convertible perpetual preferred stock(11) — 0.8 — 2.0 1.0 3.2 10.5 Convertible senior subordinated notes(21) 8.5 8.2 8.5 8.2 8.3 8.2 1.0 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants(22) 1.6 2.7 1.5 2.7 2.3 2.5 2.5 Diluted shares outstanding 99.4 101.5 99.4 101.3 101.0 100.7 102.1 End of Period Q2 6 Months Full Year (Millions) 2016 2015 2016 2015 2015 2014 2013 Basic shares outstanding(11) 89.1 90.6 89.1 90.6 89.3 86.6 86.8 Approx. Approx. Date Conversion Rate Conversion Price Convertible senior subordinated notes(21) 07/01/16 26.6011 $37.59 Refer to pages 43-45 for end notes.

Segment Operating Results

	Q2 2016				Q2 2015			
	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
Net operating revenues	$ 752.6	$ 168.1	$ —	$ 920.7	$ 645.3	$ 119.1	$ —	$ 764.4
Less: Provision for doubtful accounts	(14.5)	(0.9)	—	(15.4)	(10.2)	(0.7)	—	(10.9)
	738.1	167.2	—	905.3	635.1	118.4	—	753.5
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(366.1)	—	(120.0)	(486.1)	(317.6)	—	(84.2)	(401.8)
Other operating expenses[(a)]	(106.8)	—	(14.5)	(121.3)	(93.5)	—	(9.9)	(103.4)
Supplies	(31.8)	—	(2.6)	(34.4)	(29.9)	—	(1.8)	(31.7)
Occupancy	(15.4)	—	(2.5)	(17.9)	(10.7)	—	(1.8)	(12.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(81.6)	81.6	—	—	(56.7)	56.7	—
Support and overhead costs	—	(58.0)	58.0	—	—	(41.0)	41.0	—
	(520.1)	(139.6)	—	(659.7)	(451.7)	(97.7)	—	(549.4)
Other income	0.7	—	—	0.7	0.4	—	—	0.4
Equity in net income of nonconsolidated affiliates	2.2	0.2	—	2.4	2.3	—	—	2.3
Noncontrolling interest	(16.8)	(1.8)	—	(18.6)	(15.6)	(1.7)	—	(17.3)
Segment Adjusted EBITDA	**$ 204.1**	**$ 26.0**	**$ —**	**230.1**	**$ 170.5**	**$ 19.0**	**$ —**	**189.5**
General and administrative expenses[(b)(c)]				(25.8)				(22.6)
Gain related to SCA equity interest				—				2.6
Adjusted EBITDA				**$ 204.3**				**$ 169.5**

In arriving at Adjusted EBITDA, the following were excluded:

		Q2 2016 IRF	Q2 2016 Home Health and Hospice	Q2 2016 Reclasses	Q2 2016 HealthSouth Consolidated	Q2 2015 IRF	Q2 2015 Home Health and Hospice	Q2 2015 Reclasses	Q2 2015 HealthSouth Consolidated
(a)	Loss (gain) on disposal or impairment of assets	$ 0.2	$ —	$ —	$ 0.2	$ 0.9	$ (0.1)	$ —	$ 0.8
(b)	Transaction costs	—	—	—	—	—	—	—	3.3
(c)	Stock-based compensation	—	—	—	8.6	—	—	—	6.2

Reconciliations to GAAP provided on pages 34-42

31

HEALTHSOUTH

Segment Operating Results

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015			
	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
Net operating revenues	$ 1,501.8	$ 328.7	$ —	$ 1,830.5	$ 1,275.6	$ 229.4	$ —	$ 1,505.0
Less: Provision for doubtful accounts	(30.1)	(1.8)	—	(31.9)	(21.2)	(1.3)	—	(22.5)
	1,471.7	326.9	—	1,798.6	1,254.4	228.1	—	1,482.5
Operating Expenses:								—
Inpatient Rehabilitation:								—
Salaries and benefits	(736.0)	—	(236.2)	(972.2)	(624.0)	—	(162.9)	(786.9)
Other operating expenses[a]	(211.6)	—	(28.7)	(240.3)	(188.7)	—	(19.4)	(208.1)
Supplies	(64.2)	—	(5.2)	(69.4)	(59.7)	—	(3.4)	(63.1)
Occupancy	(31.0)	—	(4.9)	(35.9)	(21.1)	—	(3.5)	(24.6)
Home Health and Hospice:								—
Cost of services sold (excluding depreciation and amortization)	—	(160.0)	160.0	—	—	(110.1)	110.1	—
Support and overhead costs	—	(115.0)	115.0	—	—	(79.1)	79.1	—
	(1,042.8)	(275.0)	—	(1,317.8)	(893.5)	(189.2)	—	(1,082.7)
Other income	1.3	—	—	1.3	0.9	—	—	0.9
Equity in net income of nonconsolidated affiliates	4.4	0.4	—	4.8	3.9	—	—	3.9
Noncontrolling interest	(33.6)	(3.7)	—	(37.3)	(30.8)	(3.0)	—	(33.8)
Segment Adjusted EBITDA	**$ 401.0**	**$ 48.6**	**$ —**	**449.6**	**$ 334.9**	**$ 35.9**	**$ —**	**370.8**
General and administrative expenses[b][c]				(53.2)				(47.8)
Gain related to SCA equity interest				—				2.6
Adjusted EBITDA				**$ 396.4**				**$ 325.6**

In arriving at Adjusted EBITDA, the following were excluded:

	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated	IRF	Home Health and Hospice	Reclasses	HealthSouth Consolidated
(a) Loss (gain) on disposal or impairment of assets	$ 0.7	$ (0.3)	$ —	$ 0.4	$ (0.6)	$ (0.1)	$ —	$ (0.7)
(b) Transaction costs	—	—	—	—	—	—	—	3.3
(c) Stock-based compensation	—	—	—	13.1	—	—	—	15.6

Reconciliations to GAAP provided on pages 34-42

32

HEALTHSOUTH

33 Segment Operating Results Year Ended December 31, 2015 IRF Home Health and Hospice Reclasses HealthSouth Consolidated Net operating revenues $ 2,653.1 $ 509.8 $ — $ 3,162.9 Less: Provision for doubtful accounts (44.7) (2.5) — (47.2) 2,608.4 507.3 — 3,115.7 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,310.6) — (360.2) (1,670.8) Other operating expenses(a) (387.7) — (41.8) (429.5) Supplies (120.9) — (7.8) (128.7) Occupancy (46.2) — (7.7) (53.9) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (244.8) 244.8 — Support and overhead costs — (172.7) 172.7 — (1,865.4) (417.5) — (2,282.9) Other income 2.3 — — 2.3 Equity in net income of nonconsolidated affiliates 8.6 0.1 — 8.7 Noncontrolling interest (62.9) (6.8) — (69.7) Segment Adjusted EBITDA $ 691.0 $ 83.1 $ — 774.1 General and administrative expenses(b)(c) (94.8) Gain related to SCA equity interest 3.2 Adjusted EBITDA $ 682.5 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss (gain) on disposal or impairment of assets $ 2.8 $ (0.2) $ — $ 2.6 (b) Stock-based compensation expense — — — 26.2 (c) Transaction costs — — — 12.3 Reconciliations to GAAP provided on pages 34-42

34 Reconciliation of Net Income to Adjusted EBITDA(23) 2016 Q1 Q2 6 Months (in millions, except per share data) Total Per Share Total Per Share Total Per Share Net Income $ 76.7 $ 81.2 $ 157.9 Loss from disc ops, net of tax, attributable to HealthSouth 0.1 0.1 0.2 Net income attributable to noncontrolling interests (18.7) (18.6) (37.3) Income from continuing operations attributable to HealthSouth* 58.1 $ 0.61 62.7 $ 0.65 120.8 $ 1.26 Gov’t, class action, and related settlements — — — Pro fees - acct, tax, and legal 0.2 1.7 1.9 Provision for income tax expense 39.7 42.4 82.1 Interest expense and amortization of debt discounts and fees 44.6 43.4 88.0 Depreciation and amortization 42.4 42.9 85.3 Loss on early extinguishment of debt 2.4 2.4 4.8 Other, including net noncash loss on disposal or impairment of assets 0.2 0.2 0.4 Stock-based compensation expense 4.5 8.6 13.1 Adjusted EBITDA $ 192.1 $ 204.3 $ 396.4 Weighted average common shares outstanding: Basic 89.5 89.3 89.4 Diluted 99.4 99.4 99.4 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Refer to pages 43-45 for end notes.

Reconciliation of Net Income to Adjusted EBITDA[23]

	2015									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 59.0		$ 60.2		$ 67.8		$ 65.8		$ 252.8	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.3		1.6		(0.3)		(0.7)		0.9	
Net income attributable to noncontrolling interests	(16.5)		(17.3)		(17.1)		(18.8)		(69.7)	
Income from continuing operations attributable to HealthSouth*	42.8	$ 0.44	44.5	$ 0.47	50.4	$ 0.52	46.3	$ 0.48	184.0	$ 1.92
Gov't, class action, and related settlements	8.0		—		—		(0.5)		7.5	
Pro fees - acct, tax, and legal	2.2		0.1		0.4		0.3		3.0	
Provision for income tax expense	30.3		32.2		35.9		43.5		141.9	
Interest expense and amortization of debt discounts and fees	31.8		30.9		35.6		44.6		142.9	
Depreciation and amortization	31.9		32.7		33.7		41.4		139.7	
Loss on early extinguishment of debt	1.2		18.8		—		2.4		22.4	
Other, including net noncash (gain) loss on disposal or impairment of assets	(1.5)		0.8		0.9		2.4		2.6	
Stock-based compensation expense	9.4		6.2		6.2		4.4		26.2	
Transaction costs	—		3.3		2.3		6.7		12.3	
Adjusted EBITDA	$ 156.1		$ 169.5		$ 165.4		$ 191.5		$ 682.5	
Weighted average common shares outstanding:										
Basic		87.1		89.8		90.6		90.1		89.4
Diluted		101.1		101.5		101.5		100.6		101.0

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 43-45 for end notes.

35

HEALTHSOUTH

36 Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q2 6 Months Full Year (Millions) 2016 2015 2016 2015 2015 Net cash provided by operating activities $ 152.2 $ 102.9 $ 311.9 $ 204.9 $ 484.8 Provision for doubtful accounts (15.4) (10.9) (31.9) (22.5) (47.2) Professional fees—accounting, tax, and legal 1.7 0.1 1.9 2.3 3.0 Interest expense and amortization of debt discounts and fees 43.4 30.9 88.0 62.7 142.9 Equity in net income of nonconsolidated affiliates 2.4 2.3 4.8 3.9 8.7 Net income attributable to noncontrolling interests in continuing operations (18.6) (17.3) (37.3) (33.8) (69.7) Amortization of debt-related items (3.4) (3.0) (6.8) (6.3) (14.3) Distributions from nonconsolidated affiliates (1.3) (1.8) (3.0) (3.7) (7.7) Current portion of income tax expense 4.0 3.4 9.0 6.9 14.8 Change in assets and liabilities 36.9 45.2 55.2 101.2 147.1 Net premium paid on bond issuance/redemption 2.0 11.8 3.9 3.8 3.9 Cash used in operating activities of discontinued operations 0.3 0.2 0.5 0.3 0.7 Transaction costs — 3.3 — 3.3 12.3 Other 0.1 2.4 0.2 2.6 3.2 Adjusted EBITDA $ 204.3 $ 169.5 $ 396.4 $ 325.6 $ 682.5

37 Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense Three Months Ended Six Months Ended Year Ended June 30, June 30, December 31, 2016 2015 2016 2015 2015 (In Millions) Total segment Adjusted EBITDA $ 230.1 $ 189.5 $ 449.6 $ 370.8 $ 774.1 General and administrative expenses (34.4) (32.1) (66.3) (66.7) (133.3) Depreciation and amortization (42.9) (32.7) (85.3) (64.6) (139.7) (Loss) gain on disposal or impairment of assets (0.2) (0.8) (0.4) 0.7 (2.6) Government, class action, and related settlements — — — (8.0) (7.5) Professional fees - accounting, tax, and legal (1.7) (0.1) (1.9) (2.3) (3.0) Loss on early extinguishment of debt (2.4) (18.8) (4.8) (20.0) (22.4) Interest expense and amortization of debt discounts and fees (43.4) (30.9) (88.0) (62.7) (142.9) Net income attributable to noncontrolling interests 18.6 17.3 37.3 33.8 69.7 Gain related to SCA equity interest — 2.6 — 2.6 3.2 Income from continuing operations before income tax expense $ 123.7 $ 94.0 $ 240.2 $ 183.6 $ 395.6

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow[6]

($millions)	Q2 2016	Q2 2015	6 Months 2016	6 Months 2015	Full Year 2015
Net cash provided by operating activities	$ 152.2	$ 102.9	$ 311.9	$ 204.9	$ 484.8
Impact of discontinued operations	0.3	0.2	0.5	0.3	0.7
Net cash provided by operating activities of continuing operations	152.5	103.1	312.4	205.2	485.5
Capital expenditures for maintenance	(22.9)	(18.2)	(40.6)	(36.5)	(83.1)
Dividends paid on convertible perpetual preferred stock[11]	—	(1.5)	—	(3.1)	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(18.0)	(13.0)	(33.6)	(26.2)	(54.4)
Items non-indicative of ongoing operations:					
Cash paid for professional fees - accounting, tax, and legal	1.7	2.7	1.9	3.4	4.1
Encompass transaction costs and related assumed liabilities	—	—	0.5	17.7	17.9
Reliant and CareSouth transaction costs	—	1.6	0.3	1.6	10.4
Net premium on bond issuance/repayment	2.0	11.8	3.9	3.8	4.0
Cash paid for government, class action, and related settlements	—	8.0	—	8.0	7.7
Adjusted free cash flow	**$ 115.3**	**$ 94.5**	**$ 244.8**	**$ 173.9**	**$ 389.0**
Cash dividends on common stock	**$ 20.6**	**$ 18.5**	**$ 41.9**	**$ 37.1**	**$ 77.2**

38

Refer to pages 43-45 for end notes.

HEALTHSOUTH.

Adjusted EPS(4) - Q2 2016

	For the Three Months Ended June 30, 2016					
		Adjustments				
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	**$ 204.3**	**$ —**	**$ —**	**$ —**	$ —	**$ 204.3**
Depreciation and amortization	(42.9)	—	—	—	—	(42.9)
Professional fees - accounting, tax, and legal	(1.7)	1.7	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	2.4	—	—
Interest expense and amortization of debt discounts and fees	(43.4)	—	—	—	—	(43.4)
Stock-based compensation	(8.6)	—	2.8	—	—	(5.8)
Loss on disposal or impairment of assets	(0.2)	—	—	—	(0.9)	(1.1)
Income from continuing operations before income tax expense	105.1	1.7	2.8	2.4	(0.9)	111.1
Provision for income tax expense	(42.4)	(0.7)	(1.1)	(1.0)	0.4	(44.8)
Income from continuing operations attributable to HealthSouth	**$ 62.7**	**$ 1.0**	**$ 1.7**	**$ 1.4**	$ (0.5)	**$ 66.3**
Add: Interest on convertible debt, net of tax	2.4					2.4
Numerator for diluted earnings per share	**$ 65.1**					**$ 68.7**
Diluted earnings per share from continuing operations*	**$ 0.65**	**$ 0.01**	**$ 0.02**	**$ 0.01**	**(0.01)**	**$ 0.69**
Diluted shares used in calculation	**99.4**					

* Adjusted EPS may not sum across due to rounding.
Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-45 for end notes.

39

HEALTHSOUTH

40 For the Three Months Ended June 30, 2015 Adjustments As Reported Professional Fees - Accounting, Tax, and Legal Transaction Costs Loss on Early Extinguishment of Debt As Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 169.5 $ — $ — $ — $ 169.5 Depreciation and amortization (32.7) — — — (32.7) Professional fees - accounting, tax, and legal (0.1) 0.1 — — — Loss on early extinguishment of debt (18.8) — — 18.8 — Interest expense and amortization of debt discounts and fees (30.9) — — — (30.9) Stock-based compensation (6.2) — — — (6.2) Loss on disposal or impairment of assets (0.8) — — — (0.8) Transaction costs (3.3) — 3.3 — — Income from continuing operations before income tax expense 76.7 0.1 3.3 18.8 98.9 Provision for income tax expense (32.2) — (1.3) (7.5) (41.0) Income from continuing operations attributable to HealthSouth $ 44.5 $ 0.1 $ 2.0 $ 11.3 $ 57.9 Add: Interest on convertible debt, net of tax 2.3 2.3 Numerator for diluted earnings per share $ 46.8 $ 60.2 Diluted earnings per share from continuing operations* $ 0.47 $ — $ 0.02 $ 0.11 $ 0.59 Diluted shares used in calculation 101.5 Adjusted EPS(4) - Q2 2015 * Adjusted EPS may not sum across due to rounding. Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-45 for end notes.

Adjusted EPS(4) - YTD 2016

	For the Six Months Ended June 30, 2016					
		Adjustments				
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	**$ 396.4**	**$ —**	**$ —**	**$ —**	$ —	**$ 396.4**
Depreciation and amortization	(85.3)	—	—	—	—	(85.3)
Professional fees - accounting, tax, and legal	(1.9)	1.9	—	—	—	—
Loss on early extinguishment of debt	(4.8)	—	—	4.8	—	—
Interest expense and amortization of debt discounts and fees	(88.0)	—	—	—	—	(88.0)
Stock-based compensation	(13.1)	—	0.5	—	—	(12.6)
Loss on disposal or impairment of assets	(0.4)	—	—	—	(0.9)	(1.3)
Income from continuing operations before income tax expense	202.9	1.9	0.5	4.8	(0.9)	209.2
Provision for income tax expense	(82.1)	(0.8)	(0.2)	(1.9)	0.4	(84.6)
Income from continuing operations attributable to HealthSouth	**$ 120.8**	**$ 1.1**	**$ 0.3**	**$ 2.9**	**$ (0.5)**	**$ 124.6**
Add: Interest on convertible debt, net of tax	4.8					4.8
Numerator for diluted earnings per share	**$ 125.6**					**$ 129.4**
Diluted earnings per share from continuing operations*	**$ 1.26**	**$ 0.01**	**$ —**	**$ 0.03**	**$ (0.01)**	**$ 1.30**
Diluted shares used in calculation	**99.4**					

* Adjusted EPS may not sum across due to rounding.
Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-45 for end notes.

41

HEALTHSOUTH

Adjusted EPS[4] - YTD 2015

	For the Six Months Ended June 30, 2015					
	As Reported	Government, Class Action, and Related Settlements	Professional Fees - Accounting, Tax, and Legal	Transaction Costs	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)					
Adjusted EBITDA	$ 325.6	$ —	$ —	$ —	$ —	$ 325.6
Depreciation and amortization	(64.6)	—	—	—	—	(64.6)
Government, class action, and related settlements	(8.0)	8.0	—	—	—	—
Professional fees - accounting, tax, and legal	(2.3)	—	2.3	—	—	—
Loss on early extinguishment of debt	(20.0)	—	—	—	20.0	—
Interest expense and amortization of debt discounts and fees	(62.7)	—	—	—	—	(62.7)
Stock-based compensation	(15.6)	—	—	—	—	(15.6)
Gain on disposal or impairment of assets	0.7	—	—	—	—	0.7
Transaction costs	(3.3)	—	—	3.3	—	—
Income from continuing operations before income tax expense	149.8	8.0	2.3	3.3	20.0	183.4
Provision for income tax expense	(62.5)	(3.2)	(0.9)	(1.3)	(8.0)	(75.9)
Income from continuing operations attributable to HealthSouth	**$ 87.3**	**$ 4.8**	**$ 1.4**	**$ 2.0**	**$ 12.0**	**$ 107.5**
Add: Interest on convertible debt, net of tax	4.6					4.6
Numerator for diluted earnings per share	**$ 91.9**					**$ 112.1**
Diluted earnings per share from continuing operations*	**$ 0.91**	**$ 0.05**	**$ 0.01**	**$ 0.02**	**$ 0.12**	**$ 1.11**
Diluted shares used in calculation	**101.3**					

42

* Adjusted EPS may not sum across due to rounding.
Reconciliations to GAAP provided on pages 34-42; Refer to pages 43-45 for end notes.

HEALTHSOUTH

43 End Notes (1) CMS periodically retroactively updates Supplemental Security Income (“SSI”) ratios that are used to determine the adjustments to Medicare payment rate for low-income patients. In June 2015, CMS updated ratios for fiscal year 2013, and the Company retroactively recorded adjustments to full-year 2013, full-year 2014, and year-to-date 2015. As a result, the Company’s net operating revenues were negatively impacted by ~$5 million. (2) Current income tax expense was $4.0 million and $3.4 million for Q2 2016 and Q2 2015, respectively. Current income tax expense was $9.0 million and $6.9 million for the six months ended June 30, 2016 and 2015, respectively. (3) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share because the debt is assumed to have been converted and the applicable shares are included in the diluted share count. (4) HealthSouth is providing adjusted earnings per share from continuing operations attributable to HealthSouth (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operations. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operations. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. (5) In connection with the Encompass acquisition, the Company granted stock appreciation rights based on the common stock of HealthSouth Home Health Holdings, Inc. to certain members of Encompass management. The fair value of Holdings’ common stock is determined using the product of the trailing 12-month specified performance measure for Holdings and a specified median market price multiple based on a basket of public home health companies. The fair value of these stock appreciation rights will vary from period to period based on Encompass’ performance and the change in the multiple of the basket of public home health companies. (6) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow. (7) The timing of payroll-related liabilities that impacted working capital in 2016 related primarily to pay cycle differences in the inpatient rehabilitation segment and a year-over-year decrease in payroll tax withholdings related to the vesting of employee restricted stock awards. (8) The Medicare Access and CHIP Reauthorization Act of 2015 mandated a market basket update of +1.0% in 2018 for post-acute providers including rehabilitation hospitals as well as home health and hospice agencies. (9) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health segment) to 12-month (inpatient rehabilitation segment) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (10) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation.

44 End Notes, con’t. (11) In March 2006, the Company completed the sale 400,000 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. In Q4 2013, the Company exchanged $320 million of newly issued 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of its outstanding preferred stock. In April 2015, the Company exercised its rights to force conversion of all outstanding shares of its 6.5% Series A Convertible Perpetual Preferred Stock. On the conversion date, each outstanding share of preferred stock was converted into 33.9905 shares of common stock, resulting in the issuance of 3,271,415 shares of common stock. (12) On July 16, 2015, the board of directors approved a $0.02 per share, or 9.5%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.23 per common share. On July 21, 2016, the board of directors approved a $0.01 per share, or 4.3%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.24 per common share. (13) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth’s ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. (14) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method to a consolidated entity. (15) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~70% of industry, including HealthSouth sites (16) Represents discharges from HealthSouth’s 120 consolidated hospitals in Q2 2016; 121 consolidated hospitals in Q1 2016; 120 consolidated hospitals in Q4 2015; 108 consolidated hospitals in Q3 2015 and Q2 2015; and 106 consolidated hospitals in Q1 2015 (17) Excludes approximately 420 full-time equivalents in the 2016 periods and approximately 400 full-time equivalents in the 2015 periods presented who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company’s consolidated statements of operations. Full-time equivalents included in the table represent HealthSouth employees who participate in or support the operations of the Company’s hospitals. (18) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (19) Represents home health admissions from Encompass’ 187 consolidated locations in Q2 2016; 184 consolidated locations in Q1 2016 and Q4 2015; 141 consolidated locations in Q3 2015; 139 consolidated locations in Q2 2015; and 143 consolidated locations in Q1 2015 (20) Represents hospice admissions from Encompass’ 29 locations in Q2 2016; 27 locations in Q1 2016 and Q4 2015; 23 locations in Q3 2015; and 21 locations in Q2 2015 and Q1 2015. (21) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock and is subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted-average price of the Company’s common stock is at least 120% of the conversion price ($45.70) of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest.

45 End Notes, con’t. (22) The agreement to settle the Company’s class action securities litigation received final court approval in January 2007. The 5.0 million shares of common stock and warrants to purchase ~8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) related to this settlement were issued on September 30, 2009. The 5.0 million common shares are included in the basic outstanding shares. The warrants were not included in the diluted share count prior to 2015 because the strike price had historically been above the market price. In Q2 2016, YTD 2016, full-year 2014, and full- year 2013, zero shares related to the warrants were included in the diluted share count due to antidilution based on the stock price. In Q2 2015, YTD 2015, and full-year 2015, 622,224, 470,136, and 80,814 shares, respectively, related to the warrants were included in the diluted share count using the treasury stock method. (23) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth.